POWER OF ATTORNEY
The undersigned hereby appoints Andy Intrater the undersigned's true and lawful Attorney-in-Fact with full power of substitution to execute in the name, place and stead of the undersigned any Statement required to be filed under Schedule
13(d), and any
amendments thereto, pursuant to Section 13(d) and any Form required to be filed under Section 16 of the United States Securities Exchange Act of 1934, as
amended, as applicable, in connection with the beneficial ownership of securities of
Moscow CableCom Corp., with respect to the undersigned, and all instruments and exhibits necessary or incidental thereto or in connection therewith, and file the same with the Securities and Exchange Commission, said Attorney-in-Fact having full power and authority to do and perform in the name and on behalf of the undersigned might or could do in person, and the undersigned ratifying and approving the acts of said Attorney-in-Fact.
COLUMBUS NOVA INVESTMENTS VIII LTD.

By:
Name:
VICTOR VEKSELBERG
Date: September 21, 2004

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